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                                   EXHIBIT 21
                         CENTENNIAL TECHNOLOGIES, INC.

                            SCHEDULE OF SUBSIDIARIES
                              AS OF MARCH 31, 1997

                      NAME OF ENTITY                            LOCATION        % OWNERSHIP
                      --------------                            --------        -----------
Centennial Capital Corporation                              Massachusetts           100%
Centennial Technologies Limited                             United Kingdom          100%
Centennial Technologies Canada, Inc.                        Canada                  100%
Centennial Technologies (Thailand) Limited                  Thailand                 51%
Century Electronics Manufacturing, Inc.                     Massachusetts            67%
Intelligent Transportation Systems, Inc.                    Massachusetts           100%
NCT, Inc.                                                   Massachusetts           100%
Subsidiaries of Century Electronics Manufacturing, Inc.
  Design Circuits, Inc.                                     Massachusetts           100%
  Triax Technology Group Limited                            United Kingdom          100%